UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 13, 2011

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936	13-3637458
(Commission File Number)	(IRS Employer Identification No.)

99 Wenchang Road, Chenming Industrial Park, Shouguang City, Shandong, China 262714

(Address of principal executive offices and zip code)

+86 (536) 567 0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 13, 2011, Gulf Resources, Inc. (the “Company”) issued a press release in which it confirmed that Ming Yang, the Company’s Chairman, and his family will continue to hold their shares of the Company for a period of three years and also confirmed the Company’s corporate structure.

A copy of the press release is attached hereto as Exhibit 99.1.  A copy of a letter dated July13, 2011 from Mr. Yang and his family is attached hereto as Exhibit 99.2. A copy of the Company’s corporate structure chart is attached hereto as Exhibit 99.3.  Copies of shareholder lists from the Shouguang Municipal Administration for Industry and Commerce for each of the Company’s two PRC subsidiaries, Shouguang City Haoyuan Chemical Company Limited and Shouguang Yuxin Chemical Industry Co., Limited, are attached hereto as Exhibits 99.4 and 99.5, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
99.1	Press release dated July 13, 2011.
99.2	Letter dated July 13, 2011 from Ming Yang and his family
99.3	Corporate Structure Chart of the Company
99.4	Shareholder List of Shouguang City Haoyuan Chemical Company Limited
99.5	Shareholder List of Shouguang Yuxin Chemical Industry Co., Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: July 13, 2011

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated July 13, 2011.
99.2	Letter dated July 13, 2011 from Ming Yang and his family
99.3	Corporate Structure Chart of the Company
99.4	Shareholder List of Shouguang City Haoyuan Chemical Company Limited
99.5	Shareholder List of Shouguang Yuxin Chemical Industry Co., Limited